UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 29, 2021, Builders FirstSource, Inc. (the “Company”) extended the maturity date and increased the revolving facility commitments under the existing $900.0 million revolving facility (the “Previous Revolving Facility”) with Truist Bank (as successor by merger to SunTrust Bank), as administrative agent and collateral agent, and the lenders and financial institutions party thereto, pursuant to an amendment to the amended and restated ABL credit agreement governing the Previous Revolving Facility (as amended, the “New ABL Credit Agreement”).

The New ABL Credit Agreement provides for revolving credit financings of up to $1,400.0 million (the “New ABL Revolver”), subject to availability under the borrowing base thereunder, with a maturity date of January 29, 2026. Truist Bank continues to serve as administrative agent and collateral agent under the New ABL Credit Agreement.

At the Company’s option, loans under the New ABL Credit Agreement will bear interest based on either the eurodollar rate or base rate (a rate equal to the highest of an agreed benchmark rate commercially available, the federal funds effective rate plus 0.50% and the eurodollar rate plus 1.0%) plus, in each case, an applicable margin. The applicable margin in respect of the loans under the New ABL Revolver will be (x) 2.00%, 1.75% or 1.50% in the case of eurodollar rate loans (based on a measure of availability under the New ABL Revolver) and (y) 1.00%, 0.75% or 0.50% in the case of base rate loans (based on a measure of availability under the New ABL Revolver). In addition, the Company will pay customary commitment fees and letter of credit fees under the agreement governing the New ABL Revolver. The commitment fees will vary based upon a measure of our utilization under the New ABL Revolver.

The New ABL Credit Agreement did not make any other material changes to the material terms of the Previous Revolving Facility.

The foregoing summary of the New ABL Credit Agreement is qualified in its entirety by reference to the actual Amendment No. 3 to Credit Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On February 3, 2021, the Company issued a press release to announce that it entered into the amendment to the New ABL Credit Agreement, a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of January 29, 2021, among the Company, Truist Bank (as successor by merger to SunTrust Bank), as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release, dated February 3, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: February 3, 2021	By:	/s/ Peter Jackson
	Name:	Peter Jackson
	Title:	Executive Vice President and Chief Financial Officer